Exhibit 4.4

AMENDED AND RESTATED

2000 EMPLOYEE STOCK PLAN
OF MAGNETEK, INC.

JANUARY 1, 2008

MAGNETEK, INC., a corporation organized under the laws of the State of Delaware hereby adopts this 2000 Employee Stock Plan of MagneTek, Inc. The purposes of this Plan are as follows:

(1)             To further the growth, development and financial success of the Company by providing additional incentives to its Employees by assisting them to become owners of capital stock of the Company and thus to benefit directly from its growth, development and financial success.

(2)             To enable the Company to obtain and retain the services of the type of professional, technical and managerial employees considered essential to the long-range success of the Company by providing and offering them an opportunity to become owners of capital stock of the Company under awards of restricted and unrestricted stock, performance units, stock appreciation rights, restricted stock rights and options, including non-qualified stock options.

ARTICLE I

DEFINITIONS AND RULES OF CONSTRUCTION

SECTION 1.1                                                                          RULES OF CONSTRUCTION

As used herein, the masculine pronoun shall include the feminine and neuter and the singular shall include the plural, where the context so indicates. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Plan.

SECTION 1.2                                                                          DEFINITIONS As used

herein:

Award shall mean any Options, Stock Appreciation Rights and/or Restricted Stock Rights granted under this Plan and/or Restricted Stock, Stock Awards and/or Performance Units issued under this Plan.

Board shall mean the Board of Directors of the Company.

Code shall mean the Internal Revenue Code of 1986, as amended.

Committee shall mean the Compensation Committee of the Board, appointed as provided in Section 11.1.

Company shall mean MagneTek, Inc. In addition, Company shall mean any corporation assuming, or issuing new employee stock options in substitution for, options outstanding under this Plan.

Director shall mean a member of the Board.

Employee shall mean any employee (as defined in accordance with the Regulations then applicable under Section 3401(c) of the Code) of the Company, or of any corporation which is then a Parent Corporation or a Subsidiary, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.

Exchange Act shall mean the Securities Exchange Act of 1934, as amended.

Fair Market Value of a Share on a given determination date shall be: the closing price for a Share reported for that date by the New York Stock Exchange (or such other stock exchange or quotation system on which Shares are then listed or quoted) or, if no Shares are traded on the New York Stock Exchange (or such other stock exchange or quotation system) on the date in question, then for the next preceding date for which Shares traded on the New York Stock Exchange (or such other stock exchange or quotation system).

Non-Qualified Option shall mean an Option that is not subject to the tax treatment provided for under Section 422 of the Code.

Officer shall mean an officer of the Company, any Parent Corporation or any Subsidiary. Option

shall mean an option to purchase capital stock of the Company granted under this Plan. Optionee shall mean an Employee to whom an Option is granted under this Plan.

Parent Corporation shall mean any corporation that is a “parent” of the Company within the meaning of Rule 405 under the Securities Act.

Participant shall mean an Employee who shall have been granted an Award.

Performance Period shall mean a period of time determined by the Committee over which the performance goals associated with a Performance Unit are to be achieved.

Plan shall mean this 2000 Employee Stock Plan of MagneTek, Inc.

Restricted Period shall mean the period of time for which Restricted Stock or a Restricted Stock Right is subject to forfeiture or other Restrictions pursuant to this Plan.

Restricted Stock shall mean capital stock of the Company issued pursuant to Articles VII and VIII of this Plan.

Restricted Stockholder shall mean a person to whom Restricted Stock has been issued under this Plan.

Restricted Stock Right shall mean a right to be issued Shares, granted pursuant to Articles VII and VIII of this Plan.

Restrictions shall mean the restrictions on Restricted Stock or Restricted Stock Rights imposed by the Committee by the terms of an individual Restricted Stock Agreement or Restricted Stock Right Agreement and shall include the requirement that such Restricted Stock or Restricted Stock Rights be forfeited back to, or subject to mandatory repurchase by, the Company upon a Termination of Employment for the reasons specified in such Restricted Stock Agreement or Restricted Stock Right Agreement.

Secretary shall mean the Secretary of the Company.

Securities Act shall mean the Securities Act of 1933, as amended.

Shares shall mean shares of the Company’s Common Stock, $.01 par value.

Sub-Committee shall mean any Sub-Committee, comprised of one or more individuals, of the Committee appointed as provided in Section 11.1.

Stock Appreciation Right shall mean a stock appreciation right granted under this Plan.

Stock Award shall mean an award of capital stock of the Company pursuant to Article IX of this Plan.

Subsidiary shall mean any corporation of which the Company has “control” within the meaning of Rule 405 under the Securities Act.

Termination of Employment shall mean the time when the employee-employer relationship between the Participant and the Company, a Parent Corporation or a Subsidiary is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding terminations where there is a simultaneous reemployment by the Company, a Parent Corporation or a Subsidiary. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether particular leaves of absence constitute Terminations of Employment.

ARTICLE II

SHARES SUBJECT TO PLAN

SECTION 2.1                         SHARES SUBJECT TO PLAN

The aggregate number of Shares which may be issued upon exercise of Options and Stock Appreciation Rights or as Restricted Stock or Stock Awards or at the end of the term of Restricted Stock Rights shall not exceed 1,500,000 Shares.

SECTION 2.2                         UNEXERCISED OPTIONS

If any Option expires or is canceled without having been fully exercised, the number of shares subject to such Option but as to which such Option was not exercised prior to its expiration or cancellation may again be optioned or issued upon exercise of Stock Appreciation Rights or as Restricted Stock or Stock Awards or issued at the end of the term of Restricted Stock Rights hereunder, subject to the limitations of Section 2.1.

SECTION 23                          EXERCISED STOCK APPRECIATION RIGHTS

To the extent that a Stock Appreciation Right shall have been exercised, the number of shares subject to any related Option, or portion thereof, may again be optioned hereunder, subject to the limitations of Section 2.1.

SECTION 2.4                         FORFEITED RESTRICTED STOCK

Any shares of Restricted Stock forfeited to the Company pursuant to Restrictions may again be optioned or issued upon exercise of Stock Appreciation Rights or as Restricted Stock or Stock Awards or issued at the end of the term of Restricted Stock Rights hereunder, subject to the limitations of Section 2.1.

SECTION 2.5                         FORFEITED RESTRICTED STOCK RIGHTS

Any Shares relating to Restricted Stock Rights forfeited to the Company pursuant to Restrictions may again be optioned or issued upon exercise Stock Appreciation Rights or as Restricted Stock or Stock Awards or issued at the end of the term of Restricted Stock Rights hereunder, subject to the limitations of Section 2.1.

SECTION 2.6                         CHANGES IN COMPANY’S SHARES

In the event that the outstanding Shares are hereafter changed into or exchanged for a different number or kind of shares or other securities of the Company, or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, appropriate adjustments shall be made by the Committee in the number and kind of shares to which Options, Stock Appreciation Rights, Restricted Stock, Stock Awards and Restricted Stock Rights thereafter to be granted or issued under this Plan shall relate, including adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued on exercise of Options, as Restricted Stock or Stock Awards or at the end of the term of Restricted Stock Rights.

ARTICLE III

GRANT OF OPTIONS

SECTION 3.1                        ELIGIBILITY

Any Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary shall be eligible to be granted Options, except an Officer or Director of the Company required to file reporting forms pursuant to Section 16 of the Exchange Act, and except as provided in Section 11.1(a).

SECTION 3.2                        GRANTING OF OPTIONS

(a)              The Committee shall from time to time, in its absolute discretion:

(i)            Select from among the Employees (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have previously been issued under this Plan) such of them as in its opinion should be granted Options; and

(ii)          Determine the number of Shares to be subject to such Options granted to such Employees; and

(iii)         Determine the terms and conditions of such Options, consistent with this Plan.

(b)              Upon the selection of an Employee to be granted an Option, the Committee shall instruct the Secretary to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may, in its discretion and on such terms as it deems appropriate, require as a condition on the grant of an Option that the Optionee surrender for cancellation some or all of the unexercised Options which have been previously granted to him. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of Shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, Option period or any other term or condition of the surrendered Option.

ARTICLE IV

TERMS OF OPTIONS

SECTION 4.1                        OPTION AGREEMENT

Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

SECTION 4.2                        OPTION PRICE

The purchase price per share of the Shares subject to each Option granted under this Plan shall equal or exceed 100% of the fair market value of such Stock on the date the Option is granted, except that the exercise price of an Option may be higher or lower in the case of Options granted to an employee of a company acquired by the Company in assumption and substitution of options held by such employee at the time such company is acquired.

SECTION 4.3                        COMMENCEMENT OF EXERCISABILITY

(a)             Except as the Committee may otherwise provide, no Option may be exercised in whole or in part during the first year after such Option is granted.

(b)           Subject to the provisions of Sections 4.3(a) and 4.3(c), Options shall become exercisable at such times and in such installments (which may be cumulative) as the Committee shall provide in the terms of each Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee may, on such terms and conditions as it may determine to be appropriate and subject to Section 4.3(c), accelerate the time at which such Option or any portion thereof may be exercised.

(c)           No portion of an Option which is unexercisable at Termination of Employment shall thereafter become exercisable.

SECTION 4.4                        EXPIRATION OF OPTIONS

(a)              No Option may be exercised to any extent by anyone after the first to occur of the following events:

The expiration of ten years from the date the Option was granted; or

(ii)           Except in the case of any Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of three months from the date of the Optionee’s Termination of Employment for any reason other than such Optionee’s death unless the Optionee dies within said three-month period; or

(iii)          In the case of an Optionee who is disabled (within the meaning of Section 22(e)(3) of the Code), the expiration of one year from the date of the Optionee’s Termination of Employment for any reason other than such Optionee’s death unless the Optionee dies within said one-year period; or

(iv)        The expiration of one year from the date of the Optionee’s death.

(b)              Subject to the provisions of Section 4.4(a), the Committee shall provide, in the terms of each Stock Option Agreement, when such Option expires and becomes unexercisable. Notwithstanding the foregoing, the Committee may provide in the terms of Stock Option Agreements that Options expire immediately upon a Termination of Employment for any reason.

SECTION 4.5                        CONSIDERATION

In consideration of the granting of the Option, the Optionee shall agree, in the written Stock Option Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Option is granted. Nothing in this Plan or in any Stock Option Agreement hereunder shall confer upon any Optionee any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to discharge any Optionee at any time for any reason whatsoever, with or without cause..

SECTION 4.6                        ADJUSTMENTS IN OUTSTANDING OPTIONS

In the event that the outstanding Shares subject to Options are changed into or exchanged for a different number or kind of shares of the Company or other securities of the Company by reason of merger, consolidation, recapitalization, reclassification, stock split-up, stock dividend or combination of shares, the Committee shall make an appropriate and equitable adjustment in the number and kind of shares as to which all outstanding Options, or portions thereof then unexercised, shall be exercisable, to the end that after such event the Optionee’s proportionate interest shall be maintained as before the occurrence of such event. Such adjustment in an outstanding Option shall be made without change in the total price applicable to the Option or the unexercised portion of the Option (except for any change in the aggregate price resulting from rounding-off of share quantities or prices) and with any necessary corresponding adjustment in Option price per share. Any such adjustment made by the Committee shall be final and binding upon all Optionees, the Company and all other interested persons. Any adjustment made hereunder shall be made in such a manner that is consistent with the requirements of Code Section 409A and that will not affect the status of any Award intended to qualify as an ISO under Code Section 422 or as “performance based compensation” under Code Section 162(m).

SECTION 4.7                       CHANGE OF CONTROL

(a)             The Committee shall provide by the terms of each Option that, upon or in connection with a Change of Control or a Change of Control Transaction (each as defmed in Section 4.7(c)):

(i)         If so provided in the relevant agreement relating to a Change of Control, such Option shall be either assumed or replaced by a substitute option, as applicable, issued by the successor or Parent Corporation resulting from such Change of Control Transaction, without any further action on the part of the Committee or the Optionee, provided that the replacement of any Option pursuant to this paragraph shall be made in a manner that is consistent with the requirements of Code Section 409A.

(ii)          If no provision is made as set forth in (i), such Option shall either (A) become fully exercisable from and after the date which is thirty days prior to the effective date of the Change of Control Transaction and until the normal expiration thereof or (B) be converted automatically into the right to receive, within 30 days of the effective date of the Change of Control Transaction, an amount in cash equal to the difference between the aggregate exercise price for all Shares subject to the Option (whether or not then subject to exercise) and the Fair Market Value of such Shares on the date which is the last trading date preceding the consummation of such Change of Control Transaction.

(b)             The Committee may make such determinations and adopt such rules and conditions as it, in its absolute discretion, deems appropriate in connection with (i) any acceleration of exercisability pursuant to subsection (a)(ii), including, but not by way of limitation, provisions to ensure that any such acceleration shall be conditioned upon the consummation of the contemplated Change of Control Transaction, and (ii) determinations regarding whether provisions for. assumption or substitution have been made as defmed in subsection (a)(i).

(c)             Unless the Committee provides otherwise, “Change of Control” means the first to occur of the following:

(i)            the merger or consolidation of the Company with or into another corporation;

(ii)           the acquisition by another corporation person or group of all or substantially all of the Company’s assets or 40% or more of the Company’s then outstanding voting stock;

(iii)          the liquidation or dissolution of the Company; or

(iv)          during any period of 12 consecutive months, individuals who at the beginning of such 12-month period constituted the Board (together with any new directors whose election by the Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board then in office, provided, however, that a Change of Control will not be deemed to have occurred in respect of a merger in which (x) the Company is the surviving corporation, (y) no person or group acquires 40% or more of the Company’s outstanding voting stock and (z) the Shares outstanding prior to the merger remain outstanding thereafter; and provided further, that a merger or consolidation will not be considered a Change of Control if such transaction results only in the reincorporation of the Company in another jurisdiction or its restructuring into holding company form.

“Change of Control Transaction” shall mean any tender offer, offer, exchange offer, solicitation, merger, consolidation, reorganization or other transaction that is intended to or reasonably expected to result in a Change of Control.

ARTICLE V

EXERCISE OF OPTIONS

SECTION 5.1                         PERSON ELIGIBLE TO EXERCISE

During the lifetime of Optionee, only he may exercise an Option granted to him, or any portion thereof. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under Section 4.4 or Section 4.7, be exercised by his personal representative or by any person empowered to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution.

SECTION 5.2                         PARTIAL EXERCISE; NO FRACTIONAL SHARES

The Committee may, by the terms of a Stock Option Agreement, require any partial exercise to be with respect to a specified minimum number of shares. The Company shall not be required to issue fractional Shares upon the exercise of Options.

SECTION 5.3                         MANNER OF EXERCISE

An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary or his office of all of the following prior to the time when such Option or such portion becomes unexercisable under Section 4.4 or Section 4.7:

(a)           Notice in writing by the Optionee or other person then entitled to exercise such Option or portion, stating that such Option or portion is exercised, such notice complying with all applicable rules established by the Committee; and

(b)           Full payment:

(i)            By delivery of cash or a check for the Shares with respect to which such Option or portion is thereby exercised; or

(ii)           To the extent provided by the terms of the Option or otherwise with the consent of the Committee, by delivery to the Company of Shares owned by the Optionee, duly endorsed for transfer to the Company by the Optionee or other person then entitled to exercise the Option or portion thereof, with Fair Market Value determined as of the date of delivery equal to the aggregate Option price of the Shares with respect to such Option or portion is thereby exercised;

Or

(iii)          To the extent provided by the terms of the Option or otherwise with the consent of the Committee, by retention by the Company of Shares to be issued with a Fair Market Value determined as of the date of issuance equal to the aggregate Option price of the Shares with respect to which such Option or portion is thereby exercised; or

(iv)         By means of any combination of the consideration provided in the foregoing subsections (i), (ii) or (iii); and

                                   (c)            On or prior to the date the same is required to be withheld:

(i)            Full payment (in cash or by check) of any amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

(ii)           To the extent provided by the terms of the Option or otherwise with the consent of the Committee, full payment by delivery to the Company of Shares owned by the Optionee, duly endorsed for transfer to the Company by the Optionee or other person then entitled to exercise the Option or portion thereof, with a Fair Market Value determined as of the date of delivery equal to the amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

(iii)          To the extent provided by the terms of the Option or otherwise with the consent of the Committee, full payment by retention by the Company of Shares to be issued with a Fair Market Value determined as of the date of issuance equal to the amount that must be withheld by the Company, any Parent Corporation or any Subsidiary for federal, state and/or local tax purposes in connection with the exercise of the Option; or

(iv)          Any combination of payments provided for in the foregoing subsections (i), (ii) or (iii); and

   (d)           Such representations and documents as the Committee, in its absolute discretion, deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee may, in its absolute discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on Shares certificates and issuing stop-transfer orders to transfer agents and registrars; and

   (e)            In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.

SECTION 5.4                        CONDITIONS TO ISSUANCE OF STOCK CERTIFICATES

The Shares issuable and deliverable upon the exercise of any Option, or any portion thereof, may be either previously authorized but unissued Shares or issued Shares which have been reacquired by the Company. The Company shall not be required to issue or deliver any certificate or certificates for Shares purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:

(a)             The admission of such Shares to listing on all stock exchanges on which such class of stock is then listed; and

(b)             The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee shall, in its absolute discretion, deem necessary or advisable; and

(c)             The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its absolute discretion, determine to be necessary or advisable; and

(d)             The lapse of such reasonable period of time following the exercise of the Option as the Committee may establish from time to time for reasons of administrative convenience.

SECTION 5.5                        RIGHTS AS SHAREHOLDERS

The holders of Options shall not be, nor have any of the rights or privileges of, shareholders of the Company in respect of any Shares purchasable upon the exercise of any part of an Option unless and until certificates representing such Shares have been issued by the Company to such holders.

SECTION 5.6                        NO OPTION REPRICING; NO RELOAD OPTIONS

Without the approval of stockholders, the Company shall not (a) reprice any Options or (b) provide for “reload options,” which means that unless approved by stockholders the Company shall not provide for Options to be granted automatically in connection with and to the extent of the exercise of other Options. For purposes of this Plan, the term “reprice” means amending, canceling or replacing Options within the meaning of Item 402(i) under Securities and Exchange Commission Regulation S-K including by (i) reducing the exercise price of outstanding Options and (ii) canceling outstanding Options and granting new Options to the holders of canceled Options.

ARTICLE VI

STOCK APPRECIATION RIGHTS

SECTION 6.1                        ELIGIBILITY

Any Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary (except as provided in Section 11.1) shall be eligible to be issued Stock Appreciation Rights, except an Officer or Director of the Company required to file reporting forms pursuant to Section 16 of the Exchange Act.

SECTION 6.2                        GRANTING OF STOCK APPRECIATION RIGHTS

(a)             The Committee shall from time to time, in its absolute discretion:

(i)            Select from among the Employees (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be granted Stock Appreciation Rights; and

(ii)           Determine the amount of Stock Appreciation Rights to be granted to such selected Employees; and

(iii)          Determine the terms and conditions applicable to such Stock Appreciation Rights, consistent with this Plan.

(b)             Stock Appreciation Rights may be granted (i) in connection and simultaneously with the grant of Options, (ii) with respect to previously granted Options or (iii) not in connection with Options.

SECTION 6.3                        TERMS AND CONDITIONS

A Stock Appreciation Right shall be subject to such terms and conditions not inconsistent with this Plan as the Committee shall impose, including the following:

(a)             A Stock Appreciation Right granted in connection with a particular Option shall be exercisable only to the extent the related Option is exercisable.

(b)             A Stock Appreciation Right granted in connection with a particular Option shall be granted to the Optionee to the maximum extent of 100% of the number of Shares subject to the Option.

(c)             A Stock Appreciation Right granted in connection with a particular Option shall entitle the Optionee (or other person entitled to exercise the Option pursuant to Section 5.1) to surrender unexercised a portion of the Option to which the Stock Appreciation Right relates to the Company and to receive from the Company in exchange therefor an amount, payable in cash or, in the discretion of the Committee, Shares, determined by multiplying the difference obtained by subtracting the Option exercise price per share of the Company’s Common Stock subject to the related Option from the Fair Market Value of a Share of the Company’s Common Stock determined as of the date of exercise of the Stock Appreciation Right by the number of Shares subject to the related Option with respect to which the Stock Appreciation Right shall have been exercised.

(d)             A Stock Appreciation Right not granted in connection with a simultaneously or previously granted Option shall entitle the Participant to receive from the Company an amount, payable in cash or, in the discretion of the Committee, Shares, measured by reference to the increase, if any, in the Fair Market Value of the Company’s Common Stock determined over the period from the date the Stock Appreciation Right was granted through and including the date the Stock Appreciation Right is exercised.

SECTION 6.4                                                                     EXERCISE OF STOCK APPRECIATION RIGHTS

No Stock Appreciation Right granted in connection with a particular Option shall be exercisable during the first six months after grant.

ARTICLE VII

ISSUANCE OF RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

SECTION 7.1                                                                     ELIGIBILITY

Any Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary (except as provided in Section 11.1) shall be eligible to be issued Restricted Stock and Restricted Stock Rights, except an Officer or Director of the Company required to file reporting forms pursuant to Section 16 of the Exchange Act.

SECTION 7.2                                                                     ISSUANCE OF RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

(a)              The Committee shall from time to time, in its absolute discretion:

(i)            Select from among the Employees (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be issued Restricted Stock and/or granted Restricted Stock Rights; and

(ii)           Determine the number of shares of Restricted Stock to be issued and the amount of Restricted Stock Rights to be granted to such selected Employees; and

(iii)          Determine the terms, conditions and Restrictions applicable to such Restricted Stock and Restricted Stock Rights, consistent with this Plan.

(b)             Shares issued as Restricted Stock may be either previously authorized but unissued Shares or issued Shares which have been acquired by the Company. The Committee shall establish the price to be paid by a Restricted Stockholder for the issuance of Restricted Stock, which price shall not be less than the minimum consideration required by applicable law.

(c)             Shares to be issued at the end of the term of a Restricted Stock Right may be either previously authorized but unissued Shares or issued Shares which have been acquired by the Company. The Committee shall establish the consideration to be furnished by the Participant in exchange for the grant of Restricted Stock Rights and the issuance of Shares pursuant thereto, which consideration may include services to be rendered to the Company prior to the issuance of such shares.

(d)           Upon the selection of an Employee to be issued Restricted Stock or granted Restricted Stock Rights, the Committee shall instruct the Secretary to issue such Restricted Stock or grant such Restricted Stock Rights and may impose such conditions on the issuance of such Restricted Stock or grant of such Restricted Stock Rights as it deems appropriate.

ARTICLE VIII

TERMS OF RESTRICTED STOCK AND RESTRICTED STOCK RIGHTS

SECTION 8.1                                                                     RESTRICTED STOCK AGREEMENT

Restricted Stock shall be issued only pursuant to a written Restricted Stock Agreement, which shall be executed by the Restricted Stockholder and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

SECTION 8.2                                                                       RESTRICTED STOCK RIGHT AGREEMENT

Restricted Stock Rights shall be issued only pursuant to a written Restricted Stock Right Agreement, which shall be executed by the Participant and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee shall determine, consistent with this Plan.

SECTION 8.3                                                                       CONSIDERATION

As partial consideration for the issuance of Restricted Stock or the grant of Restricted Stock Rights, the Participant shall agree, in the written Restricted Stock Agreement or Restricted Stock Right Agreement, to remain in the employ of the Company, a Parent Corporation or a Subsidiary for a period of at least one year after the Restricted Stock is issued or the Restricted Stock Rights are granted. Nothing in this Plan or in any Restricted Stock Agreement or Restricted Stock Right Agreement hereunder shall confer upon any Participant any right to continue in the employ of the Company, any Parent Corporation or any Subsidiary or shall interfere with or restrict in any way the rights of the Company, its Parent Corporations and its Subsidiaries, which are hereby expressly reserved, to terminate or discharge any Participant at any time. for any reason whatsoever, with or without cause.

SECTION 8.4                                                                       RIGHTS AS SHAREHOLDERS

(a)           Upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 8.8, the Restricted Stockholder shall have all the rights of a stockholder with respect to said shares, subject to the restrictions in his Restricted Stock Agreement, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares.

(b)           The holder of a Restricted Stock Right shall not be, nor have any of the rights or privileges of, a shareholder of the Company in respect of any Shares issuable upon the end of the term of a Restricted Stock Right unless and until a certificate representing such Shares has been issued by the Company to such holder.

SECTION 8.5                                                                       RESTRICTIONS

All shares of Restricted Stock issued (including any shares received by holders thereof as a result of stock dividends, stock splits or any other forms of recapitalization) and all Restricted Stock Rights granted under this Plan shall be subject to such Restrictions as the Committee shall provide in the terms of each individual

Restricted Stock Agreement or Restricted Stock Right Agreement; provided, however, that by a resolution adopted after the Restricted Stock is issued or the Restricted Stock Rights are granted, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the Restrictions imposed by the terms of the Restricted Stock Agreement or Restricted Stock Right Agreement. All Restrictions shall expire within ten years of the date of issuance. Restricted Stock may not be sold or encumbered until all Restrictions are terminated or expire.

SECTION 8.6                                                                     FORFEITURE

The Committee shall provide in the’ terms of each individual Restricted Stock Agreement or Restricted Stock Right Agreement that the Restricted Stock or Restricted Stock Rights then subject to Restrictions be forfeited by the Participant back to the Company immediately upon a Termination of Employment for any reason during the Restricted Period; provided, however, that provision may be made that no such forfeiture shall occur in the event of a Termination of Employment because of the Employee’s normal retirement, death, total disability or early retirement with the consent of the Committee.

SECTION 8.7                                                                     MERGER, CONSOLIDATION, ACQUISITION, LIQUIDATION OR DISSOLUTION

The Committee may provide, in the terms of the individual Restricted Stock Agreement or Restricted Stock Right Agreement, that upon the merger or consolidation of the Company with or into another corporation, the acquisition by another corporation or person of all or substantially all of the Company’s assets or 40% or more of the Company’s then outstanding voting stock or the liquidation of the Company, the Restrictions relating to some or all shares of Restricted Stock or Restricted Stock Rights then outstanding shall immediately expire and/or that some or all of such shares or Restricted Stock Rights shall cease to be subject to forfeiture under Section 8.6.

SECTION 8.8                                                                     ESCROW

The Secretary or such other escrow holder as the Committee may appoint shall retain physical custody of the certificates representing Restricted Stock until all of the restrictions imposed under the Restricted Stock Agreement expire or shall have been removed; provided, however, that in no event shall any Restricted Stockholder retain physical custody of any certificates representing Restricted Stock issued to him.

SECTION 8.9                                                                     LEGEND

In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to Restrictions under Restricted Stock Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

ARTICLE IX

ISSUANCE OF STOCK AWARDS

SECTION 9.1                                                                     ELIGIBILITY

Any Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary (except as provided in Section 11.1) shall be eligible to be issued Stock Awards, except an Officer or Director of the Company required to file reporting forms pursuant to Section 16 of the. Exchange Act.

SECTION 9.2                                                                            ISSUANCE OF STOCK AWARDS

(a)           The Committee shall from time to time, in its absolute discretion:

(i)           Select from among the Employees (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be issued Stock Awards; and

(ii)          Determine the number of Shares to be issued to such selected Employees.

(b)           Shares issued as Stock Awards may be either previously authorized but unissued Shares or issued Shares which have been acquired by the Company.

(c)           Stock Awards shall be issued for legal consideration (which may include previous or future services, as permitted by law) but no other payment. Capital stock issued pursuant to a Stock Award shall not be subject to Restrictions or forfeiture by the terms of this Plan.

ARTICLE X

ISSUANCE OF PERFORMANCE UNITS

SECTION 10.1                                                                     ELIGIBILITY

Any Employee of the Company or of any corporation which is then a Parent Corporation or a Subsidiary (except as provided in Section 11.1) shall be eligible to be issued Performance Units, except an Officer or Director of the Company required to file reporting forms pursuant to Section 16 of the Exchange Act.

SECTION 10.2                                                                     ISSUANCE OF PERFORMANCE UNITS

The Committee shall from time to time, in its absolute discretion:

(a)          Select from among the Employees (including those to whom Options, Stock Appreciation Rights and/or Restricted Stock Rights have been previously granted and/or Restricted Stock, Stock Awards and/or Performance Units have been previously issued) such of them as in its opinion should be issued Performance Units; and

(b)        Determine the terms and conditions applicable to such Performance Units, consistent with this Plan.

SECTION 10.3                                                                     TERMS OF PERFORMANCE UNITS

(a)           At the time that Performance Units are issued, the Committee shall designate certain goals for the financial and other business performance of the Company, its Parent Corporations and its. Subsidiaries and the Performance Period over which such goals are to be achieved. Such designated goals must be achieved in order for a Participant to receive the full value of the Performance Units following the end of the Performance Period. To the extent earned upon the achievement of such designated goals during the Performance Period, all Performance Units shall be payable in cash as soon as practicable following the end of the Performance Period, but in no event will payment be made after March 15 of the year following the year in which the Performance Period ends.

(b)           The Committee shall determine the terms and conditions of the Performance Units, consistent with this Plan. The Committee shall provide by the terms of each individual Performance Unit that the Performance Unit be forfeited by the Participant back to the Company immediately upon a Termination of Employment for any reason during the Performance Period; provided, however, that provision may be made that no such forfeiture shall occur in the event of a Termination of Employment because of the Participant’s normal retirement, death, total disability or early retirement with the consent of the Committee.

ARTICLE XI

ADMINISTRATION

SECTION 11.1                                                                     COMMITTEE

(a)             This Plan shall be administered by the Compensation Committee of the Board, as appointed from time to time by the Board, provided, however, that (i) with respect to any Award that is intended to satisfy the conditions of Rule 16b-3 under the Exchange Act, the term “Committee” shall refer to a committee of two or more “non-employee directors” as determined for purposes of applying Exchange Act Rule 16b-3; and (ii) with respect to any Award that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m) of the Code, the term “Committee” shall refer to a committee of two or more “outside directors” as determined for purposes of applying Code Section 162(m). Notwithstanding any other provision in this Plan, no Options or Stock Appreciation Rights may be granted and no Restricted Stock, Stock Awards or Performance Units may be issued to any member of the Committee during the term of his membership on the Committee. No person shall be eligible to serve on the Committee unless he is then a “disinterested person” within the meaning of Rule 16b-3 under the Exchange Act, if and as such Rule is then in effect.

(b)           Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee shall be filled by the Board.

(c)           The Board or the Committee may from time to time appoint one or more Sub-Committees comprised of one or more Directors, which Sub-Committee shall have the powers of the Committee described in Articles III and IV of this Plan except for those powers described in Sections 3.2(b), 4.3, 4.6 and 4.7. Each such sub-Committee may be subject to any such additional restrictions or limitations as the Board or the Committee may impose at any time. Each Sub-Committee so appointed may be disbanded by the Board or the Committee at any time, provided that no such termination shall affect the validity of any Option theretofore approved by any such Sub-Committee. The Committee may designate the Secretary of the Company or other Company employees to assist the Committee in the administration of this Plan, and may grant authority to such persons to execute agreements evidencing Awards made under this Plan or other documents entered into under this Plan on behalf of the Committee or the Company.

SECTION 11.2                                                                     DUTIES AND POWER OF COMMITTEE

It shall be the duty of the Committee to conduct the general administration of this Plan in accordance with its provisions. The Committee shall have the power to interpret.this Plan, Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Rights, Stock Awards and Performance Units and to adopt such rules for the administration, interpretation and application of this Plan as are consistent therewith and to interpret, amend or revoke any such rules. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under this Plan.

SECTION 11.3                                                                     MAJORITY RULE

The Committee shall act by a majority of its members in office. The Committee may act either by vote at a meeting or by a memorandum or other written instrument signed by a majority of the Committee.

SECTION 11.4                                                                     COMPENSATION; PROFESSIONAL ASSISTANCE; GOOD FAITH ACTIONS

Members of the Committee shall receive such compensation for their services as members as may be determined by the Board. All expenses and liabilities incurred by members of the Committee in connection with the administration of this Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon all Optionees, the Company and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to this Plan or the Options, and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE XII

OTHER PROVISIONS

SECTION 12.1                                                                     RIGHTS NOT TRANSFERABLE

Unless the agreement or other document evidencing an Award (or an amendment thereto authorized by the Committee) expressly states that the Award is transferable as provided hereunder, no Award granted under this Plan, nor any interest in such Award, may be sold, assigned, conveyed, gifted, pledged, hypothecated or otherwise transferred in any manner prior to the vesting or lapse of any and all restrictions applicable thereto, other than by will or the laws of descent and distribution or pursuant to a “domestic relations order,” as defined in the Code. The Committee may grant an Award or amend an outstanding Award to provide that the Award is transferable or assignable to a member or members of the Participant’s “immediate family,” as such term is defined in Rule 16a-1(e) under the Exchange Act, or to a trust for the benefit solely of a member or members of the Participant’s immediate family, or to a partnership or other entity whose only owners are members of the Participant’s immediate family, provided that following any such transfer or assignment the Award will remain subject to substantially the same terms applicable to the Award while held by the Participant, as modified as the Committee shall determine appropriate, and the transferee shall execute an agreement agreeing to be bound by such terms.

SECTION 12.2                                                                     FINANCING

The Committee may not provide financing to a Participant to pay the purchase price of any Award or to pay the amount of taxes required by law to be withheld with respect to any Award.

SECTION 12.3                                                                     AMENDMENT, SUSPENSION OR TERMINATION OF THIS PLAN

This Plan shall become effective upon its approval by the Board. Unless earlier suspended or terminated by the Board, or extended as provided below, no options may be granted after the tenth anniversary of the effective date of this Plan. The Board or the Committee may from time to time extend the effective term of this Plan and otherwise amend this Plan as determined appropriate, without action by the Company’s’ stockholders except to the extent required by applicable law. References in this Plan and in writings evidencing and setting the terms of option grants which refer to the Code or other applicable law shall also be deemed to refer to any applicable successor provisions thereof unless otherwise determined by the Committee. This Plan may be earlier terminated at such earlier time as the Board may determine.  Notwithstanding the foregoing, no amendment, suspension or termination of this Plan or any document evidencing an Award under the Plan shall cause all or a part of the payment under any Award to be subject to additional tax under Code Section 409A.

SECTION 12.4                                                                     EFFECT OF PLAN UPON OTHER OPTION AND COMPENSATION PLANS

The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company, any Parent Corporation or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company, any Parent Corporation or any Subsidiary (a) to establish any other forms of incentives or compensation for employees of the Company, and Parent Corporation or any Subsidiary or (b) to grant or assume options, stock appreciation rights or restricted stock rights or to issue or award restricted or unrestricted stock or performance units otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options, stock appreciation rights or restricted stock rights or the issuance or award of restricted or unrestricted stock or performance units in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.

SECTION 12.5                                                                     COMPLIANCE WITH CODE SECTION 409A.

Some of the Awards that may be granted pursuant to the Plan (including, but not necessarily limited to Restricted Stock Rights and Performance Units Awards) may be considered to be “non-qualified deferred compensation” subject to Code Section 409A.  If an Award is subject to Code Section 409A, the document evidencing such Award and this Plan are intended to comply fully with and meet all of the requirements of Code Section 409A.  The document evidencing such Award shall include such provisions as may be necessary to assure compliance with Code Section 409A.  An Award subject to Code Section 409A also shall be administered in good faith compliance with the provisions of Code Section 409A as well as applicable guidance issued by the Internal Revenue Service and the Department of Treasury.  To the extent necessary to comply with Code Section 409A, any Award that is subject to Code Section 409A may be modified, replaced or terminated in the discretion of the Committee.  Notwithstanding any provision of this Plan or any document evidencing an Award to the contrary, in the event that the Committee determines that any Award is or may become subject to Code Section 409A, the Company may adopt such amendments to the Plan and the related documents evidencing any Awards, without the consent of the Participant, or adopt other policies and procedures (including amendments, policies and procedures with retroactive effective dates), or take any other action that the Committee determines to be necessary or appropriate to either comply with Code Section 409A or to exclude or exempt the Plan or any Award from the requirements of Code Section 409A.